UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

PepsiCo, Inc.

(Exact Name of Registrant as Specified in Its Charter)

North Carolina	13-1584302
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

700 Anderson Hill Road

Purchase, New York 10577
(Address of Principal Executive Offices) (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to Be so Registered	Name of Each Exchange on Which Each Class Is to Be Registered

0.250% Senior Notes due 2024 0.500% Senior Notes due 2028	The Nasdaq Stock Market LLC The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates:

333-234767
(If applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of Class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

PepsiCo, Inc. (the “Company”) has filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) under the Securities Act of 1933 a prospectus supplement dated April 29, 2020 (the “Prospectus Supplement”) to a prospectus dated November 18, 2019 (the “Prospectus”) contained in the Company’s effective Registration Statement on Form S-3 (File No. 333-234767), which Registration Statement was filed with the Commission on November 18, 2019, relating to the securities to be registered hereunder. The Company incorporates by reference the Prospectus and the Prospectus Supplement to the extent set forth below.

Item 1.                                    Description of Registrant’s Securities to Be Registered

The information required by this item is incorporated by reference to the information contained in the sections captioned “Description of Notes” and “United States Federal Income Tax Considerations” in the Prospectus Supplement and “Description of Debt Securities” in the Prospectus.

Item 2.                                    Exhibits

Exhibit Number	Description
4.1

Indenture dated as of May 21, 2007 between PepsiCo, Inc. and The Bank of New York Mellon (formerly known as The Bank of New York), as trustee (incorporated herein by reference to Exhibit 4.3 to PepsiCo, Inc.’s Registration Statement on Form S-3 (File No. 333-154314) filed with the Commission on October 15, 2008).

4.2	Form of 0.250% Senior Note due 2024 (incorporated herein by reference to Exhibit 4.1 to PepsiCo, Inc.’s Current Report on Form 8-K filed with the Commission on May 6, 2020).
4.3	Form of 0.500% Senior Note due 2028 (incorporated herein by reference to Exhibit 4.2 to PepsiCo, Inc.’s Current Report on Form 8-K filed with the Commission on May 6, 2020).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

PepsiCo, Inc.

By:	/s/ Cynthia A. Nastanski
Name:	Cynthia A. Nastanski
Title:	Senior Vice President, Corporate Law and Deputy Corporate Secretary

Date: May 7, 2020